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Exhibit 24.1

POWER OF ATTORNEY

        Each person whose signature appears below appoints Brandon M. Anderson, Nathaniel A. Brown and Jon A. Dobson, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign: (A) a Registration Statement on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to the offering and sale by TC PipeLines, LP (the "Company") of common units of the Company and (B) any and all amendments, supplements, and other filings or documents related to such Registration Statement.

Name	Title	Date

/s/ BRANDON M. ANDERSON Brandon M. Anderson	Director and President of TC PipeLines GP, Inc. (Principal Executive Officer)	June 7, 2016
/s/ NATHANIEL A. BROWN Nathaniel A. Brown	Controller of TC PipeLines GP, Inc. (Principal Financial Officer and Principal Accounting Officer)	June 7, 2016
/s/ M. CATHARINE DAVIS M. Catharine Davis	Director of TC PipeLines GP, Inc.	June 7, 2016
/s/ JOEL E. HUNTER Joel E. Hunter	Director of TC PipeLines GP, Inc.	June 7, 2016
/s/ KARL JOHANNSON Karl Johannson	Chair and Director of TC PipeLines GP, Inc.	June 7, 2016
/s/ MALYN K. MALQUIST Malyn K. Malquist	Director of TC PipeLines GP, Inc.	June 7, 2016
/s/ WALENTIN (VAL) MIROSH Walentin (Val) Mirosh	Director of TC PipeLines GP, Inc.	June 7, 2016
/s/ JACK F. JENKINS-STARK Jack F. Jenkins-Stark	Director of TC PipeLines GP, Inc.	June 7, 2016

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  Exhibit 24.1
POWER OF ATTORNEY